Exhibit 10.13

January 4, 2016
Forest City Enterprises, LP
50 Public Square, Suite 1140
Cleveland, Ohio 44113

Re: Amendments to Credit Agreement
Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated as of November 17, 2015, among FOREST CITY ENTERPRISES, L.P., a Delaware limited partnership (f/k/a FOREST CITY ENTERPRISES, INC., an Ohio corporation) (the “Borrower”), certain affiliates of the Borrower from time to time party thereto, as Guarantors, each lender from time to time party, BANK OF AMERICA, N.A. (together with its successors, “Bank of America”), as Administrative Agent, and Bank of America and PNC BANK, NATIONAL ASSOCIATION, as Swing Line Lenders and L/C Issuers (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Any term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Credit Agreement.

In accordance with the provisions of Section 11.01 of the Credit Agreement, the Administrative Agent, with the consent of the Borrower, hereby amends the Credit Agreement as follows:

(i)	Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of Responsible Officer appearing therein to read as follows:
“Responsible Officer” means (i) in the case of any Obligor that has one or more officers, the chief executive officer, president, chief financial officer, or any vice president of the applicable Obligor, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of the applicable Obligor and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Obligor so designated by any of the foregoing officers of such Obligor in a notice to the Administrative Agent or any other officer or employee of the applicable Obligor designated in or pursuant to an agreement between the applicable Obligor and the Administrative Agent, and (ii) in the case of any Obligor that does not have any officers, the chief executive officer, president, chief financial officer, or any vice president of the Reporting Entity, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of the Reporting Entity and, solely for purposes of notices given pursuant to Article II, any other officer of the Reporting Entity so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Reporting Entity designated in or pursuant to an agreement between the Reporting Entity and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligor (and, in the case of an Obligor that does not have any officers, the Reporting Entity) and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor (and, in the case of an Obligor that does not have any officers, the Reporting Entity).

(ii)	Section 2.09(a) of the Credit Agreement is hereby amended by inserting “The Facility Fee shall accrue” at the beginning of the second sentence of such section.
This amendment (this “Amendment”) shall become effective as of the date first above written upon receipt by the Administrative Agent of a duly executed counterpart of this Amendment from the Borrower.
Except as herein agreed, the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed.
Nothing contained in this Amendment shall constitute a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. Except to the extent hereby amended, waived or modified, nothing contained in this Amendment shall constitute an amendment, modification or waiver of the Credit Agreement or any other Loan Document.
The Borrower acknowledges and agrees that this Amendment constitutes a Loan Document. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Credit Agreement as modified hereby and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.
BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Oltiana M. Pappas________________ Name: Oltiana M. Pappas Title: Senior Vice President

[Signature Page to FCE Letter Amendment]

CONSENTED AND AGREED:
FOREST CITY ENTERPRISES, L.P.
By: Forest City Realty Trust, Inc., its general partner
By:    /s/ Geralyn M. Presti
Name:    Geralyn M. Presti
Title:    Executive Vice President,
General Counsel and Secretary

[Signature Page to FCE Letter Amendment]